NO. _______

THE MEMBERSHIP UNITS BEING OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE DELAWARE CORPORATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER STATE OR U.S. JURISDICTION.  SUCH UNITS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON AT ANY TIME WITHOUT SUCH REGISTRATION AND QUALIFICATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.  THERE ARE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFER SET FORTH IN THE OFFERING AND LLC AGREEMENT DISCUSSED HEREIN.

THE MEMBERSHIP UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED IN ANY NON- U.S. JURISDICTION AND PROSPECTIVE NON-U.S. INVESTORS SHOULD INFORM THEMSELVES AS TO THE LEGAL REQUIREMENTS AND TAX CONSEQUENCES WITHIN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE, DOMICILE AND PLACE OF BUSINESS WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSAL OF UNITS, AND ANY FOREIGN EXCHANGE RESTRICTIONS THAT MAY BE RELEVANT THERETO.  MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

GOLDEN PACIFIC HOMES, LLC,
a Delaware limited liability company

The undersigned (“Investor”) hereby applies to become a Member of Golden Pacific Homes, LLC, a Delaware limited liability company (the “Company”), and subscribes to purchase the amount of membership Units indicated herein (“Units”) on the terms and conditions described in the Company's Regulation A+ Offering, dated August 29, 2016 (as amended, modified or supplemented from time to time, the “Offering”).  Any capitalized term used but not otherwise defined herein shall have the meanings given in the Offering.

1.

REPRESENTATIONS AND WARRANTIES.  Investor hereby makes the following representations and warranties to the Company and its Manager, Golden Pacific Capital, LLC, a Delaware limited liability (“Manager”), with the intent that such representations and warranties be relied upon by the Manager in determining whether to accept or reject the subscription for Units set forth herein:

(a)

I have received, read and fully understood the Offering, including the terms and conditions set forth in the Company’s Limited Liability Company Agreement dated August 29, 2016 attached as Exhibit A to the Offering (“LLC Agreement”).  In making this investment I am relying only on the information provided in the Offering and the LLC Agreement.  I have not relied on any statements or representations inconsistent with those contained in the Offering or the LLC Agreement in making the decision to invest in the Units subscribed for herein.

(b)

I have carefully reviewed and understand the risks of, and other considerations relating to, a purchase of Units, including the information and risks set forth in the Offering.

(c)

I and my representatives, if any, have been furnished all materials relating to the offering of Units and the Company’s activities, or anything set forth in the Offering or the LLC Agreement that I or they have requested, and we have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Offering or the LLC Agreement.

11019886.3

NO. _______

(d)

The Manager of the Company has answered all my inquiries concerning the Company and all other matters relating to the offering and sale of Units.  In particular, if the composition and performance of the Company’s real estate portfolio, or the Company’s financial condition and results of operations through the date hereof are important to me, I have requested and received from the Manager all information I have deemed relevant.

(e)

If I am executing this Subscription Agreement on behalf of a trust, a business entity or other non-individual subscriber (an "Entity Subscriber"), I represent and warrant that the Entity Subscriber was not formed specifically to purchase Units.

(f)

Neither I or, if applicable, the Entity Subscriber:

(i)

have, within ten years before the date hereof, been convicted of any felony or misdemeanor:  (1) in connection with the purchase or sale of any security; (2) involving the making of any false filing with the Securities and Exchange Commission ("SEC"); or (3) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

(ii)

are subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the date hereof, that, as of the date hereof, restrains or enjoins me or the Entity Subscriber (if applicable) from engaging or continuing to engage in any conduct or practice:  (1) in connection with the purchase or sale of any security; (2) involving the making of any false filing with the SEC; or (3) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

(iii)

are subject to any final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:  (1) as of the date hereof, bars me or Entity Subscriber (if applicable) from:  (A) association with an entity regulated by such commission, authority, agency, or officer; (B) engaging in the business of securities, insurance or banking; or (C) engaging in savings association or credit union activities; or (2) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale.

(iv)

are subject to any order of the SEC entered pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") or the Investment Advisers Act of 1940 (the "IAA") that, as of the date hereof:  (1) suspends or revokes my or Equity Subscriber's (if applicable) registration as a broker, dealer, municipal securities dealer or investment adviser; (2) places limitations on my or Equity Subscriber's (if applicable) activities, functions or operations; or (3) bars me or Equity Subscriber (if applicable) from being associated with any entity or from participating in the offering of any penny stock.

(v)

are subject to any order of the SEC entered within five years before the date hereof that, as of the date hereof, orders me or Equity Subscriber (if applicable) to cease and desist from committing or causing a violation or future violation of:  (1) any scienter-based anti-fraud provision of the federal securities laws, including without limitation any anti-fraud provision set forth in the Securities Act, the Exchange Act, the IAA, or any rule or regulation promulgated thereunder; or (2) Section 5 of the Securities Act.

11019886.3

NO. _______

(vi)

are currently suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

(vii)

have filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years of the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

(viii)

are subject to a United States Postal Service false representation order entered within five years of the date hereof, or, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

(g)

I am able to bear the economic risk of my purchase of Units, and to hold Units indefinitely.

(h)

I understand that Units may not be sold or otherwise disposed of without the prior written consent of the Manager, which consent may be granted or withheld in its sole discretion.  I have liquid assets sufficient to assure myself that (i) my investment in these Units will not cause me undue financial difficulty, and (ii) I can provide for my current and future cash needs, both anticipated and unanticipated without the need for any invested funds or quarterly or other distributions from the Company.  If I am the trustee of a trust, the lack of liquidity of Units will not cause any difficulty for the trust in meeting the trust’s obligations to make distributions to its beneficiaries in a timely manner.

(i)

I am purchasing Units solely for my own account and not with a view to or for a sale in connection with any further sale or distribution of Units.

(j)

I am 18 years of age or older.

2.

POWER OF ATTORNEY.  I hereby irrevocably constitute and appoint the Manager as my true and lawful attorney-in-fact, with full power of substitution and with full power and authority for me and in my name, place and stead, to execute, acknowledge, publish and file:

(a)

The Certificate of Formation and any amendments thereto or cancellations thereof required under the laws of the State of Delaware;

(b)

The LLC Agreement and any amendments authorized thereunder.

(c)

Any other certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

(d)

Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted limited partner, or the dissolution and termination of the Company.

11019886.3

NO. _______

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable and shall survive the death of a limited partner or the delivery of an assignment of Units by a limited partner; provided, that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3.

UNDERSTANDING OF LEGAL CONSEQUENCES.  I acknowledge that I understand the meaning and legal consequences of the representations and warranties made by me in this Subscription Agreement, and that the Manager is relying on such representations and warranties in making its determination to accept or reject this subscription.

4.

INDEMNIFICATION.  THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD THE COMPANY AND ITS MANAGER, MEMBERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

THE EFFECT OF THE FOREGOING PARAGRAPH IS THAT THE UNDERSIGNED WILL BE FINANCIALLY RESPONSIBLE FOR ALL LOSSES, DAMAGES, EXPENSES AND LIABILITIES INCURRED BY THE COMPANY AND/OR ITS MANAGER AS A RESULT OF A BREACH OF ANY OF THE REPRESENTATIONS AND WARRANTIES MADE BY THE UNDERSIGNED.

5.

INVESTOR INFORMATION.

(a)

Individual Investors.  Natural Persons purchasing Units must provide the following information and must complete the investor qualification information under Section 6, below.

Name: Address: (street) (city) (state) (zip)	Social Security No: Telephone No: Email:

(b)

Entities.  Individuals executing this Subscription Agreement on behalf of a business entity, trust or any other investor that is not a natural person must provide the following information and complete Section 7, below.

11019886.3

NO. _______

Print Name of Trustee or Responsible Officer: Full Name of Trust or Entity: Address: (street) (city) (state) (zip)	Tax Identification No.: Telephone No.: Email:

6.

INVESTOR QUALIFICATION AND VERIFICATION (INDIVIDUALS).  Individuals purchasing Units must complete either subsection (a), (b) or (c).  Additionally, each individual Investor may be required to deliver to the Manager either (i) the verification information set forth in the subsection completed by the Investor; or (ii) a written confirmation of the Investor’s accredited status in a form acceptable to the Manager that is issued by an SEC registered broker-dealer, an SEC registered investment adviser, a licensed attorney or a certified public accountant substantially similar to the form set forth in Exhibit A hereto (a “Third Party Confirmation”).  All verification documentation is subject to Manager approval and the Manager may require additional documentation verifying an investor’s accredited status as it deems necessary in its sole judgment.  The Manager may reject Investor’s subscription for failure to adequately verify Investor’s accredited status or for any other reason.

(a)

Net Worth Standard.  I hereby represent and warrant to the Manager and the Company as follows (please initial which of the following, if any, is true and indicate the verification information being provided herewith):

_____

My individual net worth at the time of purchase (exclusive of the net value of my primary residence) currently exceeds $1,000,000.1 2

_____

My joint net worth, together with my spouse at the time of purchase (exclusive of the net value of our primary residence), exceeds $1,000,000.1  2

Verification of Accredited Status (Please check as Applicable).

☐

The Manager has advised me that all necessary verification information has been received.

1 In calculating Investor’s net worth: (i) investor’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by Investor’s primary residence, up to the estimated fair market value of the primary residence at the time of the subscription, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of subscription exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by Investor’s primary residence in excess of the estimated fair market value of the primary residence at the time of subscription shall be included as a liability.  In calculating Investor’s joint net worth with Investor’s spouse, Investor’s spouse’s primary residence (if different from Investor’s own) and indebtedness secured by such primary residence should be treated in a similar fashion.

2 Investors with assets and liabilities held or otherwise valued in currencies other than the U.S. dollar must convert their net-worth into U.S. currency as of the date of subscription or a reasonable time prior thereto.  Such conversion based upon the noon buying rate in New York City for cable transfer in non-U.S. currencies as certified for customs purposes by the Federal Reserve Bank of New York (available at: http://www.ny.frb.org/markets/fxrates/noon.cfm) in effect as of such date.

11019886.3

NO. _______

☐

I am enclosing the Third Party Confirmation of my accredited status referenced above.

☐

Verification of my assets and liabilities is set forth in the documents identified below, which I am delivering to the Manager (or authorizing the Manager to obtain) for the purpose of verifying the net worth representations made herein.

1.

Verification of Assets (check all that apply):

☐

Investor’s personal bank statements

☐

Brokerage statements or other statements reflecting securities held by Investor and the value thereof.

☐

Certificates of deposit held by Investor.

☐

Tax assessments and/or appraisal reports issued by independent third parties indicating the value of real estate assets held by Investor.

☐

Other (please specify): ________________________________
___________________________________________________
(Note: all verification documentation is subject to Manager  approval)

2.

Verification of Liabilities (check one):

☐

A true and correct copy of a consumer report from at least one of the nationwide consumer reporting agencies dated within three months of the date hereof (“Credit Report”) is enclosed with this Subscription Agreement, together with a written statement of any other of liabilities material to a determination of my net worth for the purposes hereof (“Liability Statement”).  I hereby represent and warrant to the Manager that the liabilities set forth in the Credit Report and any Liability Statement provided herewith fully disclose all liabilities necessary for the Manager to make a determination of my net worth and may be relied upon in accepting my subscription for Units as set forth in this Subscription Agreement.

☐

A written statement of all liabilities material to a determination of my net worth for the purposes hereof (“Liability Statement”) is enclosed herewith and the Manager is authorized to obtain a copy of a consumer report from any nationwide consumer reporting agency to confirm the information indicated in the Liability Statement and verifying the net worth statements provided above.  I hereby represent and warrant to the Manager that the liabilities set forth in the Liability Statement provided herewith fully disclose all liabilities necessary for the Manager to make a determination of my net worth and may be relied upon in accepting my subscription for Units as set forth in this Subscription Agreement.

11019886.3

NO. _______

(b)

Income Standard.  I hereby represent and warrant to the Manager and the Company as follows (please initial which of the following, if any, is true and indicate the verification information being provided herewith):

_____

My individual income exceeded $200,000 in each of the two most recent years, and I have a reasonable expectation of reaching the same income level in the current year.1

_____

My joint income with my spouse exceeded $300,000 in each of the two most recent calendar years, and we have a reasonable expectation of reaching the same income level in the current year.3

Verification Information.

☐

The Manager has advised me that all necessary verification information has been received.

☐

I am enclosing the Third Party Confirmation of my accredited status referenced above; or

☐

Verification of my income for the two most recent years is set forth in the documents identified below, which I am delivering to the Manager for the purpose of verifying the income representations made above.

☐ IRS Form W-2 ☐ IRS Form 1099	☐ IRS Schedule K-1 to Form 1065. ☐ IRS Form 1040 ☐ Other___________________

(Check two only if different forms are being submitted for each prior year)

                 (c) _________ I am NOT an accredited investor, and I represent that the aggregate purchase of securities I am making is NOT more than 10% of my annual income or net worth.2

7.

INVESTOR QUALIFICATION AND VERIFICATION (ENTITIES).  Please initial which of the following (if any) is true of the entity or trust purchasing Units:

_____

Investor is a trust with (i) at least $5,000,000 of total assets (regardless of liabilities) and (ii) a trustee that is a bank or registered investment advisor.

_____

Investor is a corporation, partnership or limited liability company with either (i) at least $5,000,000 of total assets (regardless of liabilities) or (ii) all the equity owners of which are Accredited Investors (see above).

_____

Investor is a revocable grantor trust and the grantor meets the standards for being an Accredited Investor as set forth above.

1 Investors whose annual income is not reported in U.S. dollars must convert their annual income into U.S. currency based upon the exchange rate in effect on the last day of the year for which the income is being determined or the average exchange rate for such year.  The exchange rate utilized for such calculation should be the noon buying rate in New York City for cable transfer in non-U.S. currencies as certified for customs purposes by the Federal Reserve Bank of New York (available at: http://www.ny.frb.org/markets/fxrates/noon.cfm).

2 In calculating "net worth" as required above, the value of home, home furnishings and personal automobiles is excluded, and all assets are valued at fair market value.

11019886.3

NO. _______

_____

Investor is a self-directed employee benefit plan whose investment decisions are made by a person who is an individual Accredited Investor as defined in Section 5, above.

8.

SUBSCRIPTION. (Please complete as applicable)

(a)

Cash Subscriptions.  I hereby subscribe to purchase the following Units in Golden Pacific Homes, LLC on terms and conditions set forth in the LLC Agreement and described in the Offering:

• Subscription Amount (minimum purchase - $1,000): $____________
• Payment of Purchase Price. The purchase price set forth above shall be made, in cash, as set forth in the Subscription Schedule attached hereto Exhibit A.

(b)

Property Subscriptions.  I hereby subscribe to purchase Units in Golden Pacific Homes, LLC in exchange the contribution of a Proposed Property previously identified to the Manager (the "Proposed Property").

•  Proposed Subscription Amount (i.e., Proposed value of Proposed Property(s)):

$____________ **
      **   All Proposed Properties and property values are subject to Manager approval and may not represent the full fair market value of the Proposed Property contributed to the Company for Units.

•  Further Documentation.  I hereby agree to provide to the Manager all information and documentation and deemed necessary by the Manager determine and approve a Contribution Value for the Proposed Property and to document the Company’s  acquisition thereof.  I acknowledge that I will be issued Units only upon the final approval of the Proposed Property and the Contribution Value of the Proposed Property by the Manager and the final closing of the acquisition of the Proposed Property by the Company.

IN WITNESS WHEREOF, the undersigned hereby delivers this Subscription Agreement and agrees to become a Member of Golden Pacific Homes, LLC upon the terms and conditions set forth in the LLC Agreement.

Dated:  ______________, 20___

(Signature of Investor or Beneficial Owner)

(Signature of Trustee, if any)

Print name

Print name

11019886.3

NO. _______

ACCEPTANCE

The foregoing Subscription Agreement is hereby accepted by Golden Pacific Homes, LLC.

Dated:  ______________, 20___

GOLDEN PACIFIC HOMES, LLC,
a Delaware limited liability company

By:

GOLDEN PACIFIC CAPITAL, LLC,
a Delaware limited liability company,
its Manager

By:

Name:

Title:

11019886.3